                                                                      EXHIBIT 10

                           RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT is entered into as of the Grant Date (as defined in paragraph 1), by and between the Participant and Insight Enterprises, Inc. (the "Company").

                                WITNESSETH THAT:

      WHEREAS, the Company and the Participant have entered into an Employment Agreement, dated March 31, 1998, that provides for the payment of a quarterly incentive bonus to Participant based on the Company's net earnings;

      WHEREAS, pursuant to the Employment Agreement, for the quarter ended June 30, 1998, Participant is entitled to receive an incentive bonus;

      WHEREAS, the Company and the Participant have agreed that such quarterly bonus shall be paid in restricted stock;

      WHEREAS, the Company maintains the 1998 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, which provides for the issuance of restricted stock under the Plan;

      NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

1.1.  The "Participant" is Eric J. Crown.

1.2.  The "Grant Date" for the shares herein granted is October 27, 1998.

1.3. The "Restricted Period" for each portion of the shares herein granted is the period beginning on the Grant Date and ending on the applicable vesting date as follows:

           Grant
          Portion                  Vesting Date                Number of Shares
          -------                  ------------                ----------------
             1     November 5, 1998                                377 shares,
                                                                 certificate no.
                                                                       I-2279

             2     6 business days following the Company's         377 shares,
                   release of earnings for the quarter           certificate no.
                   ending December 31, 1998                           I-2280

             3     6 business days following the Company's         378 shares,
                   release of earnings for the quarter           certificate no.
                   ending March 31, 1999                              I-2287

             4     6 business days following the Company's         377 shares,
                   release of earnings for the quarter           certificate no.
                   ending June 30, 1999                               I-2281

             5     6 business days following the Company's         377 shares,
                   release of earnings for the quarter           certificate no.
                   ending September 30, 1999                          I-2282

             6     6 business days following the Company's         378 shares,
                   release of earnings for the quarter           certificate no.
                   ending December 31, 1999                           I-2288

             7     6 business days following the Company's         377 shares,
                   release of earnings for the quarter           certificate no.
                   ending March 31, 2000                              I-2283

             8     6 business days following the Company's         377 shares,
                   release of earnings for the quarter           certificate no.
                   ending June 30, 2000                               I-2284

             9     6 business days following the Company's         378 shares,
                   release of earnings for the quarter           certificate no.
                   ending September 30, 2000                          I-2289

Restricted Stock Agreement
Eric J. Crown
Quarter ended June 30, 1998
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Page 2 of 4


           Grant
          Portion                  Vesting Date                Number of Shares
          -------                  ------------                ----------------

            10     6 business days following the Company's         377 shares,
                   release of earnings for the quarter           certificate no.
                   ending December 31, 2000                           I-2285

            11     6 business days following the Company's         377 shares,
                   release of earnings for the quarter           certificate no.
                   ending March 31, 2001                              I-2286

            12     6 business days following the Company's         378 shares,
                   release of earnings for the quarter           certificate no.
                   ending June 30, 2001                               I-2290

   1.4. The number of shares of "Restricted Stock" awarded under this Agreement shall vest each quarter as set forth above and shall equal 4,528 shares of Restricted Stock. Shares of "Restricted Stock" are shares of Stock granted under this Agreement and are subject to the terms of this Agreement and the Plan.

      Other terms used in this Agreement are defined pursuant to paragraph 6 or elsewhere in this Agreement.

2. Award. The Participant is hereby granted the total number of shares of Restricted Stock set forth in paragraph 1.4.

3. Dividends and Voting Rights. The Participant shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable during the Restricted Period; provided, however, that no dividends shall be payable to or for the benefit of the Participant with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock. The Participant shall be entitled to vote the shares of Restricted Stock during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock.

4. Deposit of Shares of Restricted Stock. All shares issued in respect of shares of Restricted Stock granted under this Agreement shall be registered in the name of the Participant and shall be deposited with the Company. Participant acknowledges and agrees that the Restricted Stock granted to Participant hereunder is subject to the following restriction: "Pursuant to that certain Restricted Stock Agreement (the "Agreement") between the Company and the owner of record, these shares of stock may not be sold, transferred, exchanged or otherwise alienated at any time unless and until no longer restricted in accordance with the terms of the Agreement."

5. Transfer and Forfeiture of Shares. If the Participant's Date of Termination (as defined below) does not occur during the Restricted Period, then, at the end of the Restricted Period, the Participant shall become vested in the shares of Restricted Stock, and shall own the shares free of all restrictions otherwise imposed by this Agreement. The Participant shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by this Agreement, prior to the end of the Restricted Period, as follows:

   5.1. The Participant shall become vested in the shares of Restricted Stock as of the Participant's Date of Termination prior to the date the Restricted Stock would otherwise become vested, if the Participant's Date of Termination occurs by reason of the Participant's death or Disability.

Restricted Stock Agreement
Eric J. Crown
Quarter ended June 30, 1998
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Page 3 of 4


   5.2.   The Participant shall become vested in the shares of Restricted
          Stock as of the date of a Change in Control, if the Change in Control occurs prior to the end of the Restricted Period, and the Participant's Date of Termination does not occur before the Change in Control date.

   5.3. The Participant shall become vested in the shares of Restricted Stock as of the date (the "Accelerated Vesting Date") that the Company's closing stock price as reported by The Nasdaq National Market equals or exceeds Fifty Dollars ($50.00) per share, adjusted as necessary to reflect any stock splits or the like occurring between the Grant Date and the Accelerated Vesting Date, if the Accelerated Vesting Date occurs prior to the end of the Restricted Period, and the Participant's Date of Termination does not occur before the Accelerated Vesting Date.

          Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restricted Period or, if earlier, until the Participant is vested in the shares. Except as otherwise provided in this paragraph 5, if the Participant's Date of Termination occurs prior to the end of the Restricted Period, the Participant shall forfeit the Restricted Stock that has not already vested as of the Participant's Date of Termination.

6. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

   6.1. Change in Control. The term "Change in Control" means such term as defined in the Plan.

   6.2. Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination.

   6.3. Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

7. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary but the Designated Beneficiary dies before the Designated

Restricted Stock Agreement
Eric J. Crown
Quarter ended June 30, 1998
Page 4 of 4
--------------------------------------------------------------------------------

         Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

 8. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

 9. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

10. Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.


                                          INSIGHT ENTERPRISES, INC.



/s/ Eric J. Crown                         By: /s/ Timothy A. Crown
-----------------                             ---------------------------
Participant                                   Timothy A. Crown, President

                     SCHEDULE FILED PURSUANT TO INSTRUCTION
                     NUMBER 2 OF ITEM 601 OF REGULATION S-K


      Additional restricted stock agreements executed as follows:

     Name              Grant Date     Number of Shares     Vesting Schedule

Eric J. Crown       October 27, 1998       5,080         Quarterly over three years

Timothy A. Crown    October 27, 1998       4,528         Quarterly over three years
Timothy A. Crown    October 27, 1998       5,080         Quarterly over three years

Stanley Laybourne   October 27, 1998         906         Quarterly over three years
Stanley Laybourne   October 27, 1998       1,016         Quarterly over three years